Exhibit 10.4

Execution Version

Deed of Amendment to Second Amended and Restated
Limited Partnership Agreement

of

KKR Fund Holdings L.P.

Dated May 3, 2018
Effective as of the Effective Time (as defined herein)

KKR Group Holdings L.P.

(as general partner)

and

KKR Fund Holdings GP Limited

(as general partner)

and

KKR Intermediate Partnership L.P.

(as limited partner)

and

KKR Group Holdings Corp.

(as new general partner)

This Deed of Amendment (this “Deed”) is made on May 3, 2018 and effective as of the Effective Time (as defined below)

Between:

(1)
KKR Group Holdings L.P., an exempted limited partnership registered in the Cayman Islands whose registered office is at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, as general partner (the “First General Partner”);

(2)
KKR Fund Holdings GP Limited an exempted company registered in the Cayman Islands whose registered office is at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, as general partner (the “Second General Partner”);

(3)
KKR Intermediate Partnership L.P., an exempted limited partnership registered in the Cayman Islands whose registered office is at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the “Limited Partner”); and

(4)	KKR Group Holdings Corp., a Delaware corporation (the “New General Partner”).

Whereas:

(A)
The First General Partner and the Second General Partner are the general partners of KKR Fund Holdings L.P., a Cayman Islands exempted limited partnership (the “Partnership”) constituted under the Exempted Limited Partnership Law (2018 Revision) (the “ELP Law”) and pursuant to a Second Amended and Restated Limited Partnership Agreement dated 1 October 2009, between the First General Partner, Second General Partner, the Limited Partner and KKR & Co. L.P., as retiring general partner (as amended and/or amended and restated from time to time) (the “Agreement”).

(B)
In connection with an internal reorganization involving the conversion of KKR & Co. L.P., a Delaware limited partnership and a controlling entity of the First General Partner and the Second General Partner, into a Delaware corporation (the “Conversion”), which is currently anticipated to be effective at 12:01 a.m. (Eastern Time) on July 1, 2018, the First General Partner, Second General Partner and Limited Partner wish, pursuant to this Deed, to amend the Agreement pursuant to Section 10.12(a) of the Agreement as set out in Clause 2 below;

(C)
In connection with the internal reorganization, the First General Partner wishes to transfer its general partner interest in the Partnership to the New General Partner and withdraw as a general partner of the Partnership pursuant to the Agreement and the New General Partner wishes to be appointed as a general partner of the Partnership (to serve as a general partner of the Partnership alongside the Second General Partner) on the terms of the Agreement pursuant to this Deed;

(D)	The Limited Partner has consented to the admission of the New General Partner and the withdrawal of the First General Partner; and

(E)
Further in connection with the internal reorganization, the First General Partner, also being a limited partner of the Partnership, wishes to assign, transfer and convey the entirety of its limited partnership interest in the Partnership (the “Interest”) to the New General Partner, on the terms and subject to the conditions as set forth herein.

It is agreed as follows:

1	Interpretation

In this Deed capitalised words and expressions used but not defined shall have the meanings ascribed to them in the Agreement, unless the context otherwise requires.

2	Amendment

With effect from the Effective Time, the Agreement is amended as follows:

2.1	The following amendments to Section 1.01 of the Agreement be and hereby are made:

(a)	The following definitions are hereby inserted in proper alphabetical order:

“Class A Common Stock” means Class A Common Stock, $0.01 par value per share, of KKR & Co. Inc., a Delaware corporation.

“Partnership Representative” has the meaning set forth in Section 5.08.

(b)	The definition of “Exchange Agreement” is hereby amended by adding “, or any successor thereto” after “KKR & Co. L.P., a Delaware limited partnership”.

(c)	The definitions of “Common Units,” “Investment Agreement” and “US Listing” are hereby deleted.

2.2	References in the Agreement to “a Common Unit” or “Common Units” are hereby replaced by references to “a share of Class A Common Stock” or “shares of Class A Common Stock”, as applicable.

2.3	The first five sentences of Section 5.08 of the Agreement are hereby amended and restated in their entirety as follows:

For tax years beginning before December 31, 2017, KKR Group Holdings L.P. or any successor thereto shall be or shall designate the “tax matters partner” within the meaning of Section 6231(a)(7) of the Code (as in effect prior to 2018) (the “Tax Matters Partner”) and, for tax years beginning after December 31, 2017, KKR Group Holdings L.P. or any successor thereto shall be or shall designate the “partnership representative” within the meaning of Section 6223 of the Code (the “Partnership Representative”). The Partnership shall file as a partnership for federal, state, provincial and local income tax purposes, except where otherwise required by Law. All elections required or permitted to be made by the Partnership, and all other tax decisions and determinations relating to federal, state, provincial or local tax matters of the Partnership, shall be made by the Tax Matters Partner or the Partnership Representative, as applicable, in consultation with the Partnership’s attorneys and/or accountants. Tax audits, controversies and litigations shall be conducted under the direction of the Tax Matters Partner or the Partnership Representative, as applicable. The Tax Matters Partner or the Partnership Representative, as applicable, shall keep the other Partners reasonably informed as to any tax actions, examinations or proceedings relating to the Partnership and shall submit to the other Partners, for their review and comment, any settlement or compromise offer with respect to any disputed item of income, gain, loss, deduction or credit of the Partnership.

2.4	The following amendments to Section 11.02 of the Agreement be and hereby are made:

(a)	The following definitions are hereby amended and restated in their entirety as follows:

“Change of Control Event” has the meaning set forth in Section 21.02 of the Issuer Certificate of Incorporation.

“Issuer” means KKR & Co. Inc.

(b)	The following definitions are hereby inserted in proper alphabetical order:

“Issuer Certificate of Incorporation” means the Certificate of Incorporation of the Issuer, dated as of May 3, 2018 and effective as of the Effective Time, as it may be amended or restated from time to time.

“Series A Preferred Stock” means the preferred stock, $0.01 par value per share, of the Issuer that has been designated as Series A Preferred Stock.

(c)	The definition of “Issuer Limited Partnership Agreement” is hereby deleted.

2.5	References in the Agreement to “Issuer Limited Partnership Agreement” are hereby replaced by references to “Issuer Certificate of Incorporation”.

2.6	References to “preferred units” in Section 11.05 of the Agreement are hereby replaced with references to “Series A Preferred Stock”.

2.7	Section 11.06 of the Agreement is hereby amended and restated in its entirety as follows:

SECTION 11.06.	Distribution Rate.

If the dividend rate per annum on the Series A Preferred Stock issued by the Issuer shall increase pursuant to Section 21.06 of the Issuer Certificate of Incorporation, then the Distribution Rate shall increase by the same amount beginning on the same date as set forth in Section 21.06 of the Issuer Certificate of Incorporation.

2.8	References to “Series A Preferred Units” in Section 11.08(c) of the Agreement are hereby replaced with references to “Series A Preferred Stock”.

2.9	The following amendments to Section 12.02 of the Agreement be and hereby are made:

(a)	The following definitions are hereby amended and restated in their entirety as follows:

“Change of Control Event” has the meaning set forth in Section 22.02 of the Issuer Certificate of Incorporation.

“Issuer” means KKR & Co. Inc.

(b)	The following definitions are hereby inserted in proper alphabetical order:

“Issuer Certificate of Incorporation” means the Certificate of Incorporation of the Issuer, dated as of May 3, 2018 and effective as of the Effective Time, as it may be amended or restated from time to time.

“Series B Preferred Stock” means the preferred stock, $0.01 par value per share, of the Issuer that has been designated as Series B Preferred Stock.

(c)	The definition of “Issuer Limited Partnership Agreement” is hereby deleted.

2.10	References to “preferred units” in Section 12.05 of the Agreement are hereby replaced with references to “Series B Preferred Stock”.

2.11	Section 12.06 of the Agreement is hereby amended and restated in its entirety as follows:

SECTION 12.06.	Distribution Rate.

If the dividend rate per annum on the Series B Preferred Stock issued by the Issuer shall increase pursuant to Section 22.06 of the Issuer Certificate of Incorporation, then the Distribution Rate shall increase by the same amount beginning on the same date as set forth in Section 22.06 of the Issuer Certificate of Incorporation.

2.12	References to “Series B Preferred Units” in Section 12.08(c) of the Agreement are hereby replaced with references to “Series B Preferred Stock”.

3	Transfer of Limited Partnership Interest

3.1
The First General Partner hereby assigns, transfers and conveys the entirety of the Interest to the New General Partner and the New General Partner hereby accepts all of the First General Partner’s right, title and interest in and to the Interest and assumes all of the obligations in relation to the Interest, with effect from the Effective Time, on the terms and subject to the conditions as set forth below.

3.2
The First General Partner and the Second General Partner hereby approve the transfer of the Interest as contemplated by the terms of this Deed and upon the execution of this Deed by all of the parties hereto, confirm that the New General Partner shall be deemed to be admitted as a substitute limited partner of the Partnership and further agree to record the New General Partner as the holder of the Interest in the books and records of the Partnership (the “Admission”).

3.3
To the fullest extent permitted by applicable law, the New General Partner hereby accepts such Admission with effect from the Effective Time and undertakes and agrees, as a several obligation in each case, in favour of the Partnership, the First General Partner (in its capacity as a general partner of the Partnership and as transferor of the Interest) and  the Second General Partner, to be bound by and to adhere to the terms and provisions of the Agreement, to assume all of the obligations, commitments and liabilities of the First General Partner (in its capacity as a limited partner of the Partnership) arising under the Agreement and to perform the obligations imposed by the Agreement and any subscription agreement which are to be performed on or after the Effective Time, in all respects as if it were an original party thereto and named therein as a limited partner of the Partnership and the holder of the Interest.

3.4
With effect from the Effective Time, the New General Partner (in its capacity as substitute limited partner of the Partnership) hereby confirms the grant of power of attorney to the First General Partner and the Second General Partner contained in the Agreement as if it were set out in this Deed in full and, without limitation to the foregoing, irrevocably constitutes and appoints each of the First General Partner and the Second General Partner as its true and lawful agent and attorney-in-fact with full power to make, execute, deliver, sign, swear to, acknowledge and file all certificates and other instruments (including, without limitation, the Agreement and any amendments thereto and any other deeds contemplated thereby) necessary to carry out the provisions of the Agreement or to admit and accede the New General Partner as a substitute limited partner of the Partnership and to complete any relevant details and schedules of and to the Agreement in respect of the New General Partner’s Admission and capital contributions to the Partnership.

3.5
The First General Partner (in its capacity as transferor of the Interest) hereby indemnifies and holds harmless the New General Partner (in its capacity as the transferee of the Interest) with respect to its obligations in connection with the Interest prior to the Effective Time. The New General Partner (in its capacity as the transferee of the Interest) hereby indemnifies and holds harmless the First General Partner (in its capacity as transferor of the Interest) with respect to its obligations in connection with the Interest arising on and after the Effective Time.

3.6
The parties hereto agree that, from the Effective Time with respect to the Interest, save to the extent required pursuant to the ELP Law or as otherwise set out in the Agreement or in this Deed, the First General Partner is hereby released from its obligations as a limited partner under the Agreement and shall cease to be a limited partner of the Partnership.

3.7
Each of the parties hereto agrees to cooperate at all reasonable times from and after the date hereof with respect to the transfer of the Interest, and to execute such further assignments, releases, assumptions, amendments, notifications and other documents as may be reasonably requested for the purpose of giving effect to, or evidencing or giving notice of, the transfer of the Interest.

4	Substitution of First General Partner for New General Partner

4.1	Representation of First General Partner

The First General Partner represents and warrants that, at the date of this Deed, it has made the New General Partner aware of all outstanding liabilities of the Partnership.

4.2	Representations of New General Partner

The New General Partner hereby represents and warrants that:

(a)	it has the power to execute and deliver this Deed and to perform its obligations under this Deed and the Agreement;

(b)	it has taken all necessary action to authorise its execution and delivery of this Deed and to perform its obligations under this Deed and the Agreement;

(c)
its execution and delivery of this Deed and the performance of its obligations under this Deed and the Agreement will not violate any provision of law or regulation applicable to it, its constitutional documents, any order of any court or other agency, or instrument of government, or any agreement to which it is a party or by which it or any of its property is bound;

(d)
all authorisations of, exemptions by or filings with any governmental or other authority (if any) required to be obtained or made by it in the Cayman Islands with respect to this Deed have been obtained or made and are valid and subsisting and it will maintain the same in full force and effect and will use all reasonable efforts to obtain or make any that may become necessary after the date of this Deed; and

(e)	it is not:

(i)	in bankruptcy;

(ii)	subject to the commencement of liquidation proceedings;

(iii)	insolvent; or

(iv)	in dissolution.

4.3	The Appointment of the New General Partner and the Withdrawal of the First General Partner

(a)
The First General Partner and Second General Partner hereby appoint the New General Partner as a general partner of the Partnership in substitution for the First General Partner and the New General Partner hereby accepts such appointment with effect from the Effective Time, subject to the First General Partner and Second General Partner filing a notice (the “section 10 Notice”) in respect of such substitution with the Registrar of Exempted Limited Partnerships of the Cayman Islands pursuant to section 10 of the ELP Law.

(b)	The First General Partner hereby withdraws as the general partner immediately after the appointment of the New General Partner.

(c)
The New General Partner hereby agrees for the benefit of the parties to this Deed and all limited partners from time to time to be bound by the terms of the Agreement as if it was an original party thereto and shall assume all the obligations as general partner under the Agreement and the ELP Law, in each case, with effect from the Effective Time.

4.4	Liabilities of the First General Partner and the New General Partner

(a)
From the Effective Time the First General Partner shall not be liable for any debts, obligations or liabilities of the Partnership or as a general partner under the Agreement and is released from all future obligations and liabilities under the Agreement.

(b)
The First General Partner (together with the Second General Partner) shall file or procure the filing of the section 10 Notice with the Registrar of Exempted Limited Partnerships in the Cayman Islands at the appropriate time, in order that the appointment of the New General Partner and the withdrawal of the First General Partner shall take effect at the Effective Time, and the New General Partner will give such assistance with regard to the filing of such a notice as the First General Partner and Second General Partner may require.

(c)
The New General Partner agrees that it shall be liable as a general partner for any debts, obligations and liabilities which the First General Partner has or may have incurred or for which it is or becomes liable arising out of events occurring prior to the Effective Time unless such debts, obligations and liabilities arise as a result of the breach by the First General Partner of the Agreement, or the wilful misconduct or actual fraud of the First General Partner or its Affiliates.

(d)
The New General Partner hereby agrees that it shall, upon the request of the First General Partner, enter into all necessary documentation and give all reasonable assistance to the First General Partner to novate any debts, obligations or liabilities, contractual or otherwise, which may be necessary or desirable to enable the New General Partner to assume all such debts, obligations and liabilities of the First General Partner.

4.5	Property of the Partnership

(a)
The First General Partner with effect from the Effective Time transfers all its right, title and interest in all and any assets, rights or property which it holds upon trust for and on behalf of the Partnership in its capacity as a general partner to the New General Partner to hold on trust on behalf of the Partnership as the substitute general partner.

(b)
The parties hereto acknowledge that, as a matter of Cayman Islands law, all Partnership property shall vest without the requirement for further actions or formalities in the New General Partner (together with the Second General Partner).  To the extent that any part of the Partnership property is not immediately capable of transfer in any jurisdiction outside the Cayman Islands, the First General Partner shall use reasonable endeavours to transfer the Partnership property to the New General Partner as soon as practicable with effect from the Effective Time.

(c)
With effect from the Effective Time and pending the formal transfer of any Partnership property not immediately capable of transfer by this Deed, the First General Partner shall immediately stand possessed of the right, title and interest in all and any Partnership property for the New General Partner so that the Partnership property shall continue to be held upon the trusts by the New General Partner, as a general partner, alongside the Second General Partner, under the Agreement.

(d)
The First General Partner shall execute and deliver upon demand such further deeds, agreements or instruments to transfer the title to and property in the Partnership property into the name of the New General Partner (and the Second General Partner) and do all such other things as may be requested by the New General Partner (or the Second General Partner) to give effect to the transfer of the Partnership property.

(e)	The First General Partner shall deliver to the New General Partner all books, records, documents, and instruments relating to the conduct of the business of the Partnership.

4.6	Costs

The First General Partner or its Affiliates shall pay all the costs and expenses, including any stamp duties payable in respect of this Deed, arising out of the substitution of the general partner pursuant to the terms of this Deed.

5	Severability

If any provision of this Deed is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

6	Agreement

Save as amended by this Deed, the Agreement shall continue in full force and effect, and is otherwise unamended.

7	Law and Jurisdiction

7.1
This Deed and any dispute, claim, suit, action or proceeding of whatever nature arising out of or in any way related to it or its formation (including any non-contractual disputes or claims) are governed by, and shall be construed in accordance with, the laws of the Cayman Islands.

7.2
Each of the parties to this Deed irrevocably agrees that the courts of the Cayman Islands shall have non-exclusive jurisdiction to hear and determine any claim, suit, action or proceeding, and to settle any disputes, which may arise out of or are in any way related to or in connection with this Deed, and, for such purposes, irrevocably submits to the non-exclusive jurisdiction of such courts.

8	Effective Time

This Deed shall be effective, and the provisions hereof shall become operative, upon the effectiveness of the Conversion (the “Effective Time”).

[Remainder of page intentionally blank — signature page follows]

In witness whereof this Deed has been duly executed and delivered by the undersigned on the date first set out above.

EXECUTED as a DEED by	)

KKR Group Holdings L.P., as general	)
partner

By: KKR Group Limited, its general
partner

By:	)	/s/ William J. Janetschek
	)	Name:	William J. Janetschek
		Title:	Director

in the presence of:	)	/s/ Rosa Durso
		Name:	Rosa Durso

EXECUTED as a DEED by	)

KKR Fund Holdings GP Limited, as	)
general partner	)
By:	)	/s/ William J. Janetschek
	)	Name:	William J. Janetschek
		Title:	Director

in the presence of:	)	/s/ Rosa Durso
	)	Name:	Rosa Durso

[Signature Page to Deed of Amendment to Second Amended and Restated LPA of KKR Fund Holdings L.P.]

EXECUTED as a DEED by	)

KKR Intermediate Partnership L.P.,	)
as limited partner

By: KKR Intermediate Partnership GP
Limited, as general partner	)	/s/ David J. Sorkin
By:	)	Name:	David J. Sorkin
		Title:	Director

in the presence of:	)	/s/ Rosa Durso
		Name:	Rosa Durso

-AND-)
)
KKR & Co. L.L.C., as general partner	)
By:	)	/s/ David J. Sorkin
	)	Name:	David J. Sorkin
	)	Title:	Authorized Person

in the presence of:	)	/s/ Rosa Durso
	)	Name:	Rosa Durso

EXECUTED as a DEED by	)

KKR Group Holdings Corp., as new	)
general partner
By:	)	/s/ William J. Janetschek
	)	Name:	William J. Janetschek
	)	Title:	Chief Financial Officer

in the presence of:	)	/s/ Rosa Durso
	)	Name:	Rosa Durso

[Signature Page to Deed of Amendment to Second Amended and Restated LPA of KKR Fund Holdings L.P.]